Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Jeff Young		Sandy Smith
Media Relations		Investor Relations
Akamai Technologies	—or—	Akamai Technologies
617-444-3913		617-444-2804
jyoung@akamai.com		ssmith@akamai.com
AKAMAI REPORTS SECOND QUARTER 2006 RESULTS
w Revenue grew to a record $100.6 million, up 56 percent year-over-year and 11 percent over prior quarter
w GAAP net income was $11.3 million, or $0.07 per diluted share, including impact of compensation charges attributable to adoption of FAS 123R
w Normalized net income* more than doubled year-over-year to $35.8 million, or $0.20 per normalized diluted share*, and increased 22 percent over prior quarter
CAMBRIDGE, Mass. – July 26, 2006 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading global service provider for accelerating content and business processes online, today reported financial results for the second quarter ended June 30, 2006. Revenue for second quarter 2006 was $100.6 million, an 11 percent increase over first quarter 2006 revenue of $90.8 million, and a 56 percent increase over second quarter 2005 revenue of $64.6 million.
Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the second quarter of 2006 was $11.3 million, or $0.07 per diluted share. GAAP net income in the second quarter includes equity-related compensation charges of approximately $13.2 million, or $0.07 per diluted share, on a pre-tax basis, reflecting the Company’s adoption of Financial Accounting Standard 123R on January 1, 2006. GAAP net income also reflects a book tax rate of approximately 45 percent.
The Company generated normalized net income* of $35.8 million, or $0.20 per normalized diluted share*, in the second quarter of 2006, a 22 percent increase over first quarter 2006 normalized net income of $29.4 million, or $0.17 per diluted share, and a 110 percent improvement over 2005 second quarter normalized earnings of $17.1 million, or $0.12 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)
“We had an exceptionally strong quarter, exceeding our growth expectations,” said Paul Sagan, president and CEO of Akamai. “We experienced robust demand for our services across many verticals, with heavier than expected customer usage resulting in part from the explosion in digital media consumption and the continued proliferation of broadband around the world. Akamai is helping our customers leverage the low-cost, global reach of the Internet to optimize the performance of their content and business applications and create more profitable online business models.”
- more -

Adjusted EBITDA* for the second quarter of 2006 was $40.0 million, up 20 percent from $33.4 million in the prior quarter, and up from $22.7 million in the second quarter of 2005. Adjusted EBITDA as a percentage of revenue was 40 percent, up from 37 percent in the prior quarter and up from 35 percent a year ago. (*See Use of Non-GAAP Financial Measures below for definitions.)
Cash from operations was $27.7 million in the second quarter, as compared to $33.2 million in the first quarter 2006 and $16.9 million in the same period last year. Cash, cash equivalents and marketable securities totaled $367 million at the end of the period.
At June 30, 2006, the Company had approximately 155 million shares of common stock outstanding.
Customers
The number of customers under long-term services contracts at the end of the second quarter increased by 79 to a record 2,060, a four percent increase over first quarter 2006, and a 19 percent increase year-over-year.
Sales through resellers and sales outside the United States each accounted for 22 percent of revenue for the second quarter of 2006.
Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 2001832.
About Akamai
Akamai® is the leading global service provider for accelerating content and business processes online. Thousands of organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is “The Trusted Choice for Online Business.” For more information, visit www.akamai.com.

Financial Statements
Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

	June 30,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$73,502	$91,792
Marketable securities	185,429	199,886
Restricted marketable securities	330	730
Accounts receivable, net	63,963	52,162
Prepaid expenses and other current assets	13,864	10,428

Current assets	337,088	354,998
Marketable securities	104,396	17,896
Restricted marketable securities	3,825	3,825
Property and equipment, net	63,243	44,885
Goodwill and other intangible assets, net	132,074	136,786
Other assets	4,786	4,801
Deferred tax assets, net	324,065	328,308

Total assets	$969,477	$891,499

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$62,247	$54,471
Other current liabilities	9,435	7,405

Current liabilities	71,682	61,876
Other liabilities	3,689	5,409
Convertible notes	200,000	200,000

Total liabilities	275,371	267,285
Stockholders’ equity	694,106	624,214

Total liabilities and stockholders’ equity	$969,477	$891,499

Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2006	2006	2005	2005	2006	2005

Revenues	$100,649	$90,825	$64,649	$60,096	$191,474	$124,745

Costs and operating expenses:
Cost of revenues * †	21,195	19,316	12,752	11,524	40,511	24,276
Research and development *	8,373	6,726	4,507	3,629	15,099	8,136
Sales and marketing *	29,720	26,295	18,363	16,745	56,015	35,108
General and administrative * †	21,870	18,543	11,341	11,839	40,413	23,180
Amortization of other intangible assets	2,198	2,296	520	12	4,494	532

Total costs and operating expenses	83,356	73,176	47,483	43,749	156,532	91,232

Operating income	17,293	17,649	17,166	16,347	34,942	33,513

Interest (income) expense, net	(3,336)	(2,659)	770	1,013	(5,995)	1,783
Gain on investments, net	(2)	(257)	—	—	(259)	—
Other (income) expense, net	(475)	(186)	(77)	726	(661)	649

Income before provision for income taxes	21,106	20,751	16,473	14,608	41,857	31,081
Provision for income taxes	9,842	9,256	573	529	19,098	1,102

Net income	$11,264	$11,495	$15,900	$14,079	$22,759	$29,979

Net income per share:
Basic	$0.07	$0.07	$0.12	$0.11	$0.15	$0.23
Diluted	$0.07	$0.07	$0.11	$0.10	$0.14	$0.21

Shares used in per share calculations:
Basic	154,702	153,819	130,119	127,051	154,260	128,565
Diluted	175,612	173,811	149,986	147,282	175,001	148,607
* Includes equity-related compensation (see supplemental table for figures)
† Includes depreciation (see supplemental table for figures)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2006	2006	2005	2005	2006	2005

Supplemental financial data (in thousands):

Equity-related compensation:
Cost of revenues	$533	$273	$—	$—	$806	$—
Research and development	3,332	1,657	129	6	4,989	135
Sales and marketing	5,040	2,589	129	47	7,629	176
General and administrative	4,270	2,568	399	174	6,838	573

Total equity-related compensation	$13,175	$7,087	$657	$227	$20,262	$884

Depreciation and amortization:
Network-related depreciation	$6,205	$5,356	$3,472	$2,915	$11,561	$6,387
Capitalized equity-related compensation amortization	27	6	—	—	33	—
Other depreciation	1,137	1,035	860	939	2,172	1,799

Total depreciation and amortization	$7,369	$6,397	$4,332	$3,854	$13,766	$8,186

Capital expenditures:
Purchases of property and equipment	$10,733	$13,556	$7,584	$7,598	$24,289	$15,182
Capitalized internal-use software	3,494	2,618	2,221	2,121	6,112	4,342
Capitalized equity-related compensation	1,242	522	—	—	1,764	—

Total capital expenditures	$15,469	$16,696	$9,805	$9,719	$32,165	$19,524

Net increase in cash, cash equivalents, marketable securities and restricted marketable securities	$26,059	$27,294	$12,695	$9,604	$53,353	$22,299

End of period statistics:
Number of customers under recurring contract	2,060	1,981	1,736	1,360
Number of employees	871	833	774	633
Number of deployed servers	20,836	19,919	17,500	16,017

Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2006	2006	2005	2005	2006	2005

Cash flows from operating activities:
Net income	$11,264	$11,495	$15,900	$14,079	$22,759	$29,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of deferred financing costs	9,778	8,903	5,074	4,140	18,681	9,214
Equity-related compensation	13,163	7,087	657	227	20,250	884

Change in deferred tax assets, net, including release of deferred tax asset valuation allowance	—	—	—	158	—	158
Utilization of tax NOL carryforward	9,178	8,764	—	—	17,942	—
Excess tax benefits from stock-based compensation	(5,467)	(5,399)	—	—	(10,866)	—
(Gain) loss on investments, property and equipment and foreign currency, net	(283)	(327)	319	227	(610)	546
Provision for doubtful accounts	279	318	41	413	597	454
Changes in operating assets and liabilities:
Accounts receivable, net	(7,338)	(3,403)	(1,837)	(4,761)	(10,741)	(6,598)
Prepaid expenses and other current assets	(1,205)	(3,113)	(1,926)	777	(4,318)	(1,149)
Accounts payable, accrued expenses and other current liabilities	(418)	6,840	(1,846)	4,878	6,422	3,032
Accrued restructuring	(494)	(554)	(339)	(352)	(1,048)	(691)
Deferred revenue	(602)	2,641	45	281	2,039	326
Other noncurrent assets and liabilities	(109)	(91)	836	(1,365)	(200)	(529)

Net cash provided by operating activities:	27,746	33,161	16,924	18,702	60,907	35,626

Cash flows from investing activities:
Cash acquired through business combination	—	—	1,717	—	—	1,717
Purchases of property and equipment and capitalization of internal-use software and equity- related compensation	(14,227)	(16,174)	(9,805)	(9,719)	(30,401)	(19,524)
Purchase of investments	(86,924)	(105,005)	(15,541)	(10,544)	(191,929)	(26,085)
Proceeds from sales and maturities of investments	68,966	50,766	14,231	5,203	119,732	19,434
Decrease in restricted investments held for security deposits	—	400	—	—	400	—

Net cash used in investing activities	(32,185)	(70,013)	(9,398)	(15,060)	(102,198)	(24,458)

Cash flows from financing activities:
Payments on capital leases	—	—	(93)	(134)	—	(227)
Proceeds from equity offering, net of financing costs	—	—	—	—	—	—
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	6,822	4,643	4,145	1,643	11,465	5,788
Excess tax benefits from stock-based compensation	5,467	5,399	—	—	10,866	—

Net cash provided by financing activities	12,289	10,042	4,052	1,509	22,331	5,561

Effects of exchange rate translation on cash and cash equivalents	630	40	(431)	(588)	670	(1,019)

Net (decrease) increase in cash and cash equivalents	8,480	(26,770)	11,147	4,563	(18,290)	15,710
Cash and cash equivalents, beginning of period	65,022	91,792	39,881	35,318	91,792	35,318

Cash and cash equivalents, end of period	$73,502	$65,022	$51,028	$39,881	$73,502	$51,028

* Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the non-GAAP financial metrics we have included are useful to management and investors because they provide additional insight into our operations as well as help us assess and monitor developments in our business. Set forth below are definitions of the non-GAAP terms we use and explanations of some of the benefits provided by those metrics.

Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization of tangible and intangible assets, equity-related compensation, depreciation of capitalized equity-related compensation, certain gains and losses on equity investments, foreign exchange gains and losses, utilization of tax NOL carryforward and release of the deferred tax asset valuation allowance.
Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses and net interest expense, or do not require a cash outlay, such as equity-related compensation and impairment of intangible assets. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures. Because Adjusted EBITDA eliminates these items, Akamai considers this financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.
Akamai defines “Adjusted EBITDA margin” as a percentage of adjusted EBITDA over revenue. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.
Akamai defines “capital expenditures” or “capex” as purchases of property and equipment and capitalization of internal-use software development costs. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated statement of cash flows in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.
Akamai defines “normalized net income” as net income before amortization of intangible assets, equity-related compensation, depreciation of capitalized equity-related compensation, certain gains and losses on equity investments, utilization of tax NOL carryforward and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.
Akamai defines “normalized diluted share” as diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of FAS 123R under the treasury stock method. Akamai considers normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.
Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to normalized net income
and Adjusted EBITDA
(amounts in thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2006	2006	2005	2005	2006	2005

Net income	$11,264	$11,495	$15,900	$14,079	$22,759	$29,979

Amortization of intangible assets	2,198	2,296	520	12	4,494	532
Equity-related compensation	13,175	7,087	657	227	20,262	884
Amortization of capitalized equity-related compensation	27	6	—	—	33	—
Gain on investments, net	(2)	(257)	—	—	(259)	—
Utilization of tax NOL carryforward	9,178	8,764	—	—	17,942	—
Release of the deferred tax asset valuation allowance	—	—	—	—	—	—

Total normalized net income:	35,840	29,391	17,077	14,318	65,231	31,395

Interest (income) expense, net	(3,336)	(2,659)	770	1,013	(5,995)	1,783
Provision for income taxes	664	492	573	529	1,156	1,102
Depreciation and amortization	7,342	6,391	4,332	3,854	13,733	8,186
Other (income) expense, net	(475)	(186)	(77)	726	(661)	649

Total Adjusted EBITDA:	$40,035	$33,429	$22,675	$20,440	$73,464	$43,115

Normalized net income per share:
Basic	$0.23	$0.19	$0.13	$0.11	$0.42	$0.24
Diluted	$0.20	$0.17	$0.12	$0.10	$0.37	$0.22

Shares used in normalized per share calculations:
Basic	154,702	153,819	130,119	127,051	154,260	128,585
Diluted	178,358	176,644	149,986	147,282	177,817	148,607
# # #
Akamai Statement Under the Private Securities Litigation Reform Act
The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and our ability to help our customers create profitable online business models. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission or server capacity, a failure of Akamai’s services or network infrastructure, failure to maintain the prices we charge for our services and other factors that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.
In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.